Exhibit 99.1

ARMOUR RESIDENTIAL REIT, INC. CONTINUES MONTHLY DIVIDEND RATE

OF $0.07 PER SHARE AND CONFIRMS SERIES A AND SERIES B

PREFERRED STOCK MONTHLY DIVIDENDS FOR Q3 2013

VERO BEACH, Fla. – June 13, 2013 -- ARMOUR Residential REIT, Inc. (NYSE: ARR, ARR PrA and ARR PrB) (NYSE MKT: ARR.WS) (“ARMOUR” or the “Company”) today announced the Q3 2013 monthly cash dividend rate for the Company’s Common Stock of $0.07 per share, continuing the Q2 2013 rate. The Company estimates that its REIT taxable income for Q2 2013 will exceed dividends paid during the period and expects that undistributed REIT taxable income at June 30, 2013 will exceed $15 million. Please see the Company’s June 2013 monthly update at http://www.armourreit.com/updates/ARR_Company_Update_Jun_10_2013.pdf for additional information about the Company’s investment portfolio, liquidity, financing, hedging and other matters.

The Company also confirmed the Q3 2013 monthly cash dividends for the Company's Series A and Series B Preferred Stock.

Q3 2013 Common Stock Dividend Information

Month	Dividend	Holder of Record Date	Payment Date
July 2013	$0.07	July 15, 2013	July 30, 2013

August 2013	$0.07	August 15, 2013	August 29, 2013

September 2013	$0.07	September 16, 2013	September 27, 2013

Q3 2013 Series A Preferred Stock Dividend Information

Month	Dividend	Holder of Record Date	Payment Date
July 2013	$0.171875	July 15, 2013	July 29, 2013

August 2013	$0.171875	August 15, 2013	August 27, 2013

September 2013	$0.171875	September 15, 2013	September 27, 2013

Q3 2013 Series B Preferred Stock Dividend Information

Month	Dividend	Holder of Record Date	Payment Date
July 2013	$0.1640625	July 15, 2013	July 29, 2013

August 2013	$0.1640625	August 15, 2013	August 27, 2013

September 2013	$0.1640625	September 15, 2013	September 27, 2013

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ARMOUR Residential REIT, Inc. Continues Monthly Common and

Preferred Stock Dividend Rates

June 13, 2013

About ARMOUR Residential REIT, Inc.

ARMOUR is a Maryland corporation that invests primarily in fixed rate residential, adjustable rate and hybrid adjustable rate mortgage-backed securities issued or guaranteed by U.S. Government-sponsored entities. ARMOUR is externally managed and advised by ARMOUR Residential Management LLC, an investment advisor registered with the Securities and Exchange Commission (“SEC”). ARMOUR Residential REIT, Inc. has elected to be taxed as a real estate investment trust for U.S. federal income tax purposes, commencing with ARMOUR's taxable year ended December 31, 2009.

Safe Harbor

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. The Company disclaims any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Additional Information and Where to Find It

Investors, security holders and other interested persons may find additional information regarding the Company at the SEC's Internet site at http://www.sec.gov/, or the Company website at http://www.armourreit.com, or by directing requests to: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: Investor Relations.

Investor Contact:

James R. Mountain

Chief Financial Officer

ARMOUR Residential REIT, Inc.

(772) 617-4340

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